EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION



Name: Polar Capital Corporation

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Sun-Times Media Group Inc. [SVN]

Date of Event requiring statement: May 12, 2008





/s/  Tom Sabourin
--------------------------
Tom Sabourin
Vice President

                         FORM 4 JOINT FILER INFORMATION



Name: Mr. John Paul Sabourin

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Sun-Times Media Group Inc. [SVN]

Date of Event requiring statement: May 12, 2008






/s/  John Paul Sabourin
-------------------------
John Paul Sabourin